Exhibit 12.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES TAIWAN BOSTON HOUSTON AUSTIN HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS ALLIANCES IN MEXICO AND SRI LANKA

September 21, 2018

LMP Automotive Holdings, Inc. 601 N. State Road 7 Plantation FL, 33317
Re:	LMP Automotive Holdings, Inc. (the “Company”) Offering Statement on Form 1-A (the “Offering Statement”)

Ladies and Gentlemen:

We have acted as special counsel to the Company, a corporation incorporated under the laws of the State of Delaware, in connection with the filing of the Offering Statement under Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission relating to the proposed offering by the Company (the “Offering”) of (i) up to 4,600,000 shares (the “Shares”) of its common stock, par value $0.00001 per share (the “Common Stock”), including up to 600,000 Shares issued in connection with the underwriter’s over-subscription option and (ii) the issuance of warrants to the underwriter (the “Underwriter’s Warrants”) to purchase that number of shares of Common Stock as contemplated pursuant to the Offering Statement (the “Warrant Shares”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.	the Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 18, 2017;
2.	the Bylaws of the Company in the form filed with the Securities and Exchange Commission (the “Commission”); and

3.	Resolutions of the Board of Directors of the Company adopted by unanimous consent on July 24, 2018.

We have also examined such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

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In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.  As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that (i) the Shares being sold pursuant to the Offering Statement are duly authorized and will be, when issued or resold, as applicable, in the manner described in the Offering Statement, legally and validly issued, fully paid and non-assessable, (ii) provided that the Underwriter’s Warrants have been duly executed and delivered by the Company and duly delivered to the underwriters of this offering for their services thereof, the Underwriter’s Warrants being acquired pursuant to the Offering Statement, when issued and acquired as contemplated in the Offering Statement will be duly authorized and constitute valid and legally binding obligations of the Company, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Underwriter’s Warrants and as contemplated by the Offering Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Delaware General Corporation Law, as currently in effect, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Offering Statement and to any and all references to our firm in the offering circular that is a part of the Offering Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Duane Morris LLP
Duane Morris LLP